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EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-60999) pertaining to the Stock Plan of Price Enterprises, Inc. of our report dated October 10, 1995, with respect to the consolidated financial statements and schedule of Price Enterprises, Inc. included in the Annual Report (Form 10-K) for the years ended August 31, 1995 and August 31, 1993.


                                                               ERNST & YOUNG LLP

San Diego, California
November 29, 1995






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